EXHIBIT 10.13
                                 AMENDMENT NO. 1

                                       TO

                           LOAN AND SECURITY AGREEMENT

     THIS AMENDMENT NO. 1 ("Amendment") is entered into as of February 27, 1998, by and between MPD TECHNOLOGIES, INC., a New York corporation ("Borrower") having its principal place of business at 49 Wireless Boulevard, Hauppauge, New York and IBJ SCHRODER BUSINESS CREDIT CORPORATION (as successor to IBJ BANK & TRUST COMPANY) ("IBJS") having its principal place of business at One State Street, New York, New York and each of the other financial institutions named in or which hereafter become a party to the Loan Agreement (as defined below) (IBJS and such other financial institutions, the "Lenders") and IBJS as agent for the Lenders (IBJS in such capacity, the "Agent").

                                   BACKGROUND

     Borrower, Agent and Lenders are parties to a Loan and Security Agreement dated as of February 13, 1997 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lenders provided Borrower with certain financial accommodations.

         Borrower has requested that Lenders and Agent amend the Loan Agreement to, among other things, (a) increase the amount of the overall credit facility by providing for a $3,000,000 equipment loan facility, (b) provide a procedure to increase the Maximum Revolving Amount upon repayment by Borrower of the Term Loan and (c) extend the termination date, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

     NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

     2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

     2.1. Section 1.2 of the Loan Agreement is hereby amended by inserting the following defined terms in their appropriate alphabetical order:

     Amendment No. 1 - means Amendment No. 1 to Loan and Security Agreement dated as of the Amendment No. 1 Effective Date among Borrower, Lenders and Agent.

     Amendment No. 1 Effective Date - means February 27, 1998.

     Capex Loans - the loans made by Lenders as provided in Section 2.3(B) of this Agreement.

     Capex Note - the secured promissory note to be executed by Borrower to evidence the Capex Loans, which shall be in the form of Exhibit 2.3(B) attached to Amendment No. 1.

     Maximum Capex Amount -Three Million Dollars ($3,000,000), less principal payments of the Capex Loans.

     2.2. Section 1.2 of the Loan Agreement is hereby amended by amending the following defined terms in their entirety to provide as follows:

     Loans - all loans and advances made by Lenders pursuant to this Agreement, including, without limitation, all Revolving Credit Loans, Capex Loans and the Term Loan.

     Maximum Revolving Amount - the lesser of (a) Twelve Million Dollars ($12,000,000) or (b) sum of (i) Ten Million Three Hundred Thousand Dollars ($10,300,000) plus (ii) commencing with the March 1, 1998 payment, the amount paid by Borrower each month with respect to the principal of the Term Loan.

     Notes - the Term Note, the Capex Note and the Revolving Credit Note.

     2.3 The preamble of Section 2 of the Loan Agreement is hereby amended by deleting the phrase "THIRTEEN MILLION AND XX/100 DOLLARS ($13,000,000)" appearing in the fourth and fifth lines thereof and replacing it with the phrase "FIFTEEN MILLION FOUR HUNDRED FIFTY THOUSAND AND XX/100 ($15,450,000)" in its place and stead.

     2.4. Section 2.3 of the Loan Agreement is hereby amended by (a) deleting the section heading "Term Loan" and replacing it with the section heading "Term Loan and Capex Loans" in its place and stead, (b) inserting an "(A)" immediately before the word "Subject" appearing in the first line thereof and (c) inserting a new subsection "(B)" at the end thereof as follows:

          "(B) Capex Loans. (i) Subject to the terms and conditions set forth herein, each Lender, severally and not jointly, agrees to make Loans to Borrower to finance Borrower's purchase of Equipment for use in Borrower's business ("Capex Loans") in the sum equal to such Lender's Commitment Percentage of an amount not to exceed eighty percent (80%) of the net invoice cost of such Equipment purchased by Borrower (which shall be exclusive of shipping, handling, taxes, installation and all other "soft" costs) provided that the total amount of all outstanding Capex Loans shall not exceed the Maximum Capex Amount. All Capex Loans must be in original principal amounts of not less than $100,000. Capex Loans may only be borrowed prior to the first anniversary of the Amendment No. 1 Effective Date. Once repaid, a Capex Loan may not be reborrowed. The Capex Loan shall be evidenced by and subject to the terms of a secured promissory note, in substantially the form attached hereto as Exhibit 2.3(B) (the "Capex Note").

          (ii) Loans constituting Capex Loans shall be accumulated during each of twelve periods (each a "Borrowing Period") during the Term. Each Borrowing Period shall consist of one month with the first Borrowing Period commencing on the Amendment No. 1 Effective Date and ending on March 26, 1998. At the end of each Borrowing Period, the sum of the principal amount of all Capex Loans made during such Borrowing Period will be amortized on the basis of a sixty (60) month amortization schedule (such amount as determined with respect to any Borrowing Period, the "Amortization Amount"). Monthly principal payments will be initially determined for the Capex Loans made during the initial Borrowing Period and the amount of such monthly principal payments shall be increased upon the completion of each subsequent Borrowing Period by the Amortization Amount for each such subsequent Borrowing Period. Each Capex Loan shall be, with respect to principal, payable in equal monthly installments based upon the amortization schedule set forth above, commencing on the first Business Day of the month following the month in which such Capex Loan was made and on the first day of each month thereafter, subject to acceleration upon the occurrence and continuance of an Event of Default under this Agreement or termination of this Agreement. Each Lender's Commitment Percentage of the Capex Loans shall be evidenced by and subject to the Capex Note."

     2.5. Section 2.6 of the Loan Agreement is hereby amended by deleting the amount "$500,000" appearing in the fifth line thereof and replacing it with the amount "$2,650,000" in its place and stead.

     2.6. Section 2.16(A) of the Loan Agreement is hereby amended by inserting the following sentence at the end thereof:

     "The Capex Loans shall be advanced according to the Commitment Percentages of Lenders."

     2.7. Section 2.16(B) of the Loan Agreement is hereby amended by adding the following sentence immediately after the second sentence thereof:

     "Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Capex Note, shall be made from or to, or applied to that portion of the Capex Loans evidenced by the Capex Note pro rata according to the Commitment Percentages of Lenders."

     2.8. Section 3.1(A) of the Loan Agreement is hereby amended by inserting the phrase "plus the Capex Loans" immediately after the phrase "the Term Loan" appearing in the third line thereof.

     2.9. Section 3.1(D) of the Loan Agreement is hereby amended by deleting the first sentence in its entirety and replacing it with the following in its place and stead:

     "Borrower shall pay an unused facility fee at the rate of one-quarter of one percent (1/4%) per annum on the difference between (a) the Maximum Revolving Amount plus (i) from February 27, 1998 through February 28, 1999, the Maximum Capex Amount or (ii) at any time thereafter, the unpaid balance of the Capex Loans and (b) the average daily unpaid balance of the Loans, payable to Agent for the ratable benefit of Lenders quarterly in arrears, commencing on the first day of the calendar quarter following the calendar quarter in which the Closing Date occurs."

     2.10. Section 3.2 of the Loan Agreement is hereby amended by deleting the phrase "February 12, 2000" appearing in the fourth and fifth lines thereof and replacing it with the phrase "February 12, 2001" in its place and stead.

     2.11. Section 3.3(C) of the Loan Agreement is hereby amended by inserting the phrase "plus the Maximum Capex Amount" immediately after the phrase "the Maximum Revolving Amount" appearing in the eighth and twelfth lines thereof.

     2.12. Section 3.3(D) of the Loan Agreement is hereby amended by inserting the phrase "and the Capex Loans" immediately following the phrase "the Term Loan" appearing in the second sentence thereof.

     2.13. Section 3.5 of the Loan Agreement is hereby amended by inserting the phrase "and/or the Capex Loans" immediately after the phrase "the Term Loan" appearing in the sixteenth line thereof.

     2.14. Section 9.3 of the Loan Agreement is hereby amended by deleting the phrase "Fixed Charge Ratio" appearing in the fifth line thereof and replacing it with "Fixed Charge Coverage ratio" in its place and stead.

     2.15. Section 10 of the Loan Agreement is hereby amended to include the following new subsection 10.3 at the end thereof:

          "10.3. Conditions to Each Capex Loan. The agreement of Lenders to make any Capex Loan is subject to satisfaction of the following conditions precedent: (a) receipt by Agent of (i) a copy of the invoice relating to the Equipment being purchased, (ii) evidence that such Equipment has been shipped to Borrower, (iii) evidence that the requested Capex Loan does not exceed eighty percent (80%) of the net invoice cost of such Equipment purchased by Borrower (which shall be exclusive of shipping, handling, taxes, installation and all other "soft" costs), and (iv) such other documentation and evidence that Agent may request; and (b) after giving effect thereto, the aggregate outstanding Capex Loans shall not exceed the Maximum Capex Amount."

     2.16. Section 13.12 of the Loan Agreement is hereby amended to by inserting the phrase "and the Capex Loans" immediately after the phrase "Revolving Credit Loan" appearing in the last line thereof.

     2.17. Exhibit 2.1 to the Loan Agreement is hereby deleted and replaced in its entirety with Exhibit 2.1 attached to Amendment No. 1.

     3. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Agent shall have received
(i) four (4) copies of this Amendment executed by Borrower and consented and agreed to by Microwave Power Devices, Inc., as guarantor, (ii) an amendment fee to Agent equal to $15,000, (iii) an executed Amended and Restated Revolving Credit Note, (iv) an executed Capex Note and (v) evidence in the form of corporate resolutions demonstrating that Borrower shall have taken all necessary corporate action for the authorization, execution, delivery and performance of this amendment and (vi) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

     4. Representations and Warranties. Borrower hereby represents and warrants as follows:

          (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

          (b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

          (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

          (d) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

     5. Effect on the Loan Agreement.

     (a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

     (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

     6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

     7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     8. Counterparts; Telecopied Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                                    MPD TECHNOLOGIES, INC.


                                    By: /s/ Paul E. Donofrio
                                        -----------------------------
                                    Name: Paul E. Donofrio
                                    Title: V.P. Finance/CFO


                                    IBJ SCHRODER BUSINESS CREDIT CORPORATION,
                                      as Agent and a Lender


                                    By: /s/ Alfred J. Scoyni
                                       -------------------------------
                                    Name: Alfred J. Scoyni
                                    Title: Vice President

CONSENTED AND AGREED TO:

MICROWAVE POWER DEVICES, INC.


By: /s/ Paul E. Donofrio
    -----------------------------
Name: Paul E. Donofrio
Title: V.P. Finance/CFO

                                   EXHIBIT 2.1

                              AMENDED AND RESTATED
                              REVOLVING CREDIT NOTE


$12,000,000.00                                           New York, New York
                                                         as of February 27, 1998


     This Revolving Credit Note is executed and delivered under and pursuant to the terms of that certain Loan and Security Agreement dated as of February 13, 1997 (as the same has been and may be further amended, supplemented or modified from time to time, the "Loan Agreement") by and among MPD TECHNOLOGIES, INC., a New York corporation having its chief executive office at 49 Wireless Boulevard, Hauppauge, New York 11788 ("Borrower"), IBJ SCHRODER BANK & TRUST COMPANY ("IBJS"), each of the other financial institutions named in or which hereafter become parties to the Loan Agreement (IBJS and such other financial institutions, the "Lenders") and IBJS as agent for the Lenders (IBJS in such capacity, "Agent"). Capitalized terms not otherwise defined herein shall have the meanings as provided in the Loan Agreement.

     FOR VALUE RECEIVED, Borrower hereby promises to pay to the order of Agent for the ratable benefit of Lenders at Agent's offices located at One State Street, New York, New York 10004 or at such other place as Agent may from time to time designate in writing to Borrower:

     (i) the principal sum of TWELVE MILLION AND 00/100 DOLLARS ($12,000,000.00) or, if different from such amount, such amount of Revolving Advances as may be due and owing under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement and subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement, earlier termination of the Loan Agreement or earlier prepayment as required pursuant to the terms thereof; and

     (ii) interest on the principal amount of this Note from time to time outstanding until such principal amount is paid in full, at such interest rates and at such times as are provided in the Loan Agreement. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate. In no event, however, shall interest hereunder exceed the maximum interest rate permitted by law.

     This Amended and Restated Revolving Credit Note amends and restates in its entirety and is given in substitution for, but not in satisfaction of, that certain Revolving Credit Note dated February 13, 1997 issued by Borrower in favor of Agent for the ratable benefit of Lenders in the original principal amount of $10,300,000.

     This Note is the Revolving Credit Note referred to in the Loan Agreement and is secured, inter alia, by the liens granted pursuant to the Loan Agreement and the Other

Agreements, is entitled to the benefits of the Loan Agreement and the Other Agreements and is subject to all of the agreements, terms and conditions therein contained.

     This Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

     If an Event of Default under Sections 11.1(J) or 11.1(K) of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Loan Agreement or any of the Other Agreements which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

     This Note is being delivered in the State of New York, and shall be construed and enforced in accordance with the laws of such State.

     Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Loan Agreement.

                                            MPD TECHNOLOGIES, INC.


                                            By: /s/ Paul E. Donofrio
                                                ---------------------------
                                            Name:  Paul E. Donofrio
                                            Title: Vice President

STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )

     On the 2nd day of March, 1998, before me personally came Paul Donofrio, to me known, who being by me duly sworn, did depose and say that he is the Vice President of MPD Technologies, Inc., the corporation described in and which executed the foregoing instrument; and that he was authorized to sign his name thereto.


                                            /s/ Lisa M. Vaccaro
                                            -------------------------------
                                                Notary Public

                                            Lisa M. Vaccaro
                                            Notary Public, State of New York
                                            No. 02VA5049635
                                            Qualified in Nassau County
                                            Commission Expires 9/18/99

                                 EXHIBIT 2.3(B)

                                   CAPEX NOTE


$3,000,000.00                                            New York, New York
                                                         as of February 27, 1998


     This Capex Note is executed and delivered under and pursuant to the terms of that certain Loan and Security Agreement dated as of February 13, 1997 (as the same has been and may be further amended, supplemented or modified from time to time, the "Loan Agreement") by and among MPD TECHNOLOGIES, INC., a New York corporation having its chief executive office at 49 Wireless Boulevard, Hauppauge, New York 11788 ("Borrower"), IBJ SCHRODER BANK & TRUST COMPANY ("IBJS"), each of the other financial institutions named in or which hereafter become parties to the Loan Agreement (IBJS and such other financial institutions, the "Lenders") and IBJS as agent for the Lenders (IBJS in such capacity, "Agent"). Capitalized terms not otherwise defined herein shall have the meanings as provided in the Loan Agreement.

     FOR VALUE RECEIVED, Borrower hereby promises to pay to the order of Agent for the ratable benefit of Lender at Agent's offices located at One State Street, New York, New York 10004 or at such other place as Agent may from time to time designate to Borrower in writing:

     (i) the principal sum of THREE MILLION AND 00/100 DOLLARS ($3,000,000.00) or such lesser amount as shall be advanced by Lender on or before February 28, 1999, payable in consecutive monthly installments each in an amount equal to Lender's Commitment Percentage of the applicable monthly payment on Capex Loans as set forth in the Loan Agreement, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement, earlier termination of the Loan Agreement or earlier prepayment as required pursuant to the terms of the Loan Agreement; and

     (ii) interest on the principal amount of this Note from time to time outstanding until such principal amount is paid in full, at such interest rates and at such times as are provided in the Loan Agreement. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate. In no event, however, shall interest hereunder exceed the maximum interest rate permitted by law.

     This Note is the Capex Note referred to in the Loan Agreement and is secured, inter alia, by the liens granted pursuant to the Loan Agreement and the Other Agreements, is entitled to the benefits of the Loan Agreement and the Other Agreements and is subject to all of the agreements, terms and conditions therein contained.

     This Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

     If an Event of Default under Sections 11.1(J) or 11.1(K) of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Loan Agreement or any of the Other Agreements, which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

     This Note is being delivered in the State of New York, and shall be construed and enforced in accordance with the laws of such State.

     Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Loan Agreement.


                                            MPD TECHNOLOGIES, INC.


                                            By By: /s/ Paul E. Donofrio
                                                   -----------------------
                                            Name: Paul E. Donofrio
                                            Title: Vice President


STATE OF NEW YORK  )
                   :  ss.:
COUNTY OF NEW YORK )

     On the 2nd day of March, 1998, before me personally came Paul Donofrio, to me known, who being by me duly sworn, did depose and say that he is the Vice President of MPD Technologies, Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.


                                         /s/ Lisa M. Vaccaro
                                         --------------------------------
                                               Notary Public

                                         Lisa M. Vaccaro
                                         Notary Public, State of New York
                                         No. 02VA5049635
                                         Qualified in Nassau County
                                         Commission Expires 9/18/99